UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025

Roku, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1173 Coleman Ave San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)
(408) 556-9040
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Class A Common Stock, $0.0001 par value	ROKU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On July 31, 2025, Roku, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2025. The Company’s Shareholder Letter, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2025, the Company’s Board of Directors approved the appointment of Dan Jedda, the Company’s current Chief Financial Officer, as the Company’s Chief Financial Officer and Chief Operating Officer.
Mr. Jedda has served as the Company’s Chief Financial Officer since he joined the Company in May 2023. Prior to joining the Company, Mr. Jedda served as the Chief Financial Officer of Stitch Fix, Inc. from December 2020 through April 2023. From June 2005 to December 2020, Mr. Jedda held various positions at Amazon.com, including serving as Vice President and Chief Financial Officer for Digital Video (including Amazon Studios), Digital Music, and the Advertising and Corporate Development organizations. Previously, Mr. Jedda also served as a Controller for Toshiba America and spent several years at Honeywell and ADC Telecommunications in various business finance roles, including treasury and internal audit. Mr. Jedda holds a B.A. in Accounting and Finance from the University of St. Thomas and an M.B.A. from the University of Minnesota, Carlson School of Management.
Item 8.01 Other Events.
On July 31, 2025, the Company announced in its Shareholder Letter that its Board of Directors has approved a stock repurchase program with authorization to purchase up to $400 million of its Class A common stock through December 31, 2026. Repurchases under the stock repurchase program may be made at the Company’s discretion from time to time in open market transactions at prevailing market prices, including through trading plans that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or through other means. The amount and timing of repurchases will depend on a variety of factors, including general market conditions, the trading price of the Company’s Class A common stock, corporate and regulatory requirements, the availability of funds, other investment opportunities, and other considerations the Company deems relevant. The stock repurchase program may be modified, suspended, or terminated at any time.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the federal securities laws, including statements regarding plans and expectations, including the sources of funding, for the Company’s stock repurchase program. Such forward-looking statements are based on the Company’s current beliefs, assumptions and information available to the Company and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Important risks related to such statements include changes in price and volume and the volatility of the Company’s Class A common stock, adverse developments affecting prices and trading of exchange-traded securities, and unexpected, unplanned or alternative requirements with respect to the capital investments or other uses of cash of the Company, as well as the risks and factors contained in the reports the Company has filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Except as required by law, the Company assumes no obligation to update these forward-looking statements as the result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1*	Shareholder Letter dated July 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities and Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: July 31, 2025
	By:	/s/ Dan Jedda
Dan Jedda
Chief Financial Officer and Chief Operating Officer